GUARANTEE AND INDEMNITY AGREEMENT

THIS GUARANTEE AND INDEMNITY AGREEMENT is dated 21st August 2023 (“Agreement”).

Parties

(1)	QUALITY INDUSTRIAL CORP., a Nevada corporation established under the laws of the State of Nevada, United States of America, with company IRS employer identification number XX-XXXXXXX, and whose address is at 315 Montgomery Street, San Francisco, 94104 California, United States of America (hereinafter referred to as the “QIND”, which expression shall include its successor-in- title and permitted assigns);
(2)	ILUSTRATO PICTURES INTERNATIONAL INC., a company incorporated in the State of Nevada, United States of America, having its registered office located at 26 Broadway, New York, 10004 New York, United States of America (hereinafter referred to as a “Guarantor”, which expression shall include its successor-in-title and permitted assigns);
(3)	QUALITY INTERNATIONAL CO LTD FZC, a company incorporated in United Arab Emirates having its registered office located at 6C-02, Hamriyah Free Zone, Phase 2, Sharjah, United Arab Emirates (hereinafter referred to as a “Guarantor” or the “Company”, which expression shall include its successor-in-title and permitted assigns); and
(4)	SASEENDRAN KODAPULLY RAMAKRISHNAN, an Indian Citizen individual bearing passport number XXXXXXXX and residing at XXXXX XX XXXXXXXXXXXX XXXXXXXXXXX XXXXX XXXXXX XXXXXXXXXX XXXX (hereinafter referred to as a “Guarantor”, which expression shall include his successor-in-title and permitted assigns); and
(5)	ARTELLIQ SOFTWARE TRADING, a sole proprietorship incorporated in United Arab Emirates having its registered address at PO No. 24120, Dubai, United Arab Emirates (hereinafter referred to as the “Artelliq”, which expression shall include its successor-in-title and his permitted assigns);

each, a “party”, and collectively, the “parties”.

Background

A.	The Parties entered into the Shares Subscription and Buy-back Agreement on, or about, the date of this Agreement.
B.	In the event that QIND is unable to pay the Buy-back Price to Artelliq, the Guarantors agree to pay the Buy-back Price to Artelliq and indemnify Artelliq against any and all liabilities and/or obligations (in monetary terms or otherwise) arising out of the QIND’s default under the Shares Subscription and Buy-back Agreement subject to the terms of this Agreement.
C.	The Parties further acknowledge and agree that, in the event of QIND’s default under the Shares Subscription and Buy-back Agreement, Artelliq may, in its sole discretion, demand any one or all of the Guarantors to immediately pay the Buy-back Price to Artelliq subject to the terms of this Agreement.

Agreed terms

1.	Interpretation

The definitions and rules of interpretation in this clause apply in this Agreement.

1.1	Definitions.

“Buy-back Price” has the meaning given to it under the Shares Subscription and Buy-back Agreement;

“Shares Subscription and Buy-back Agreement” the shares subscription and buy-back agreement between the Parties executed on, or about, the date of this Agreement in respect of the subject matter set out under the background section of such shares subscription and buy-back agreement.

“working day” means a day on which banks are open for general banking business in the United Arab Emirates.

1.2	Interpretation:

(a)	A reference to legislation or a legislative provision:
(i)	is a reference to it as amended, extended or re-enacted from time to time;
(ii)	shall include all subordinate legislation made from time to time under that legislation or legislative provision.
(b)	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.
(c)	A reference to in writing or written includes email but not faxes.
(d)	Any obligation and/or action of the Guarantors shall be assumed and/or undertaken on a joint and several basis. Consequently, the Lender may, in its sole discretion, be entitled to take any applicable action to enforce its rights under this Agreement against any one or all of the Guarantor(s).

2.	Payment guarantee and indemnity

2.1	In the event of QIND’s default for any reason howsoever arises under the Shares Subscription and Buy-back Agreement, Artelliq may demand any one or all of the Guarantors to immediately pay the Buy-back Price to Artelliq subject to the terms of this Agreement. Consequently, each of the Guarantors guarantees to Artelliq and its successors, transferees and assigns that, whenever QIND does not pay any of the Buy-back Price as they fall due, each of the Guarantors shall immediately pay on demand applicable Buy-back Price unpaid to Artelliq.

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2.2	Each of the Guarantors, as principal obligor and as a separate and independent obligation and liability from its obligations under Clause 2.1, agrees to indemnify Artelliq and keep Artelliq indemnified in full and on demand from and against any and all losses, costs and expenses suffered or incurred by Artelliq arising out of, or in connection with, any failure of QIND to pay any of the Buy-back Price.

2.3	If the obligation to pay the Buy-back Price is, or becomes, unenforceable, invalid or illegal, each of the Guarantors agrees to indemnify Artelliq and keep Artelliq indemnified on demand against any and all losses, costs and expenses suffered or incurred by Artelliq arising out of, or in connection with, any failure of QIND to pay the Buy-back Price.

3.	Artelliq’s protections

3.1	This Agreement is a continuing security and shall cover the ultimate balance of all monies payable under the Shares Subscription and Buy-back Agreement, irrespective of any intermediate payment in full or in part of the Buy-back Price.

3.2	Each of the Guarantor waives any right it may have to require Artelliq to proceed against or enforce any other right or claim for payment against any person (including (without limitation) QIND) before claiming from the Guarantors under this Agreement.

3.3	Until all amounts which may be or become payable by QIND under the Shares Subscription and Buy-back Agreement have been irrevocably paid in full, and unless Artelliq otherwise directs in writing, the Guarantors shall not enforce any security or exercise any other rights which it may have by reason of performance of its obligations under this Clause 3, whether such rights arise by way of set-off, counterclaim, subrogation, indemnity or otherwise.

4.	Additions or variations to the Shares Subscription and Buy-back Agreement

The Guarantors agree, and authorise the Borrower, to, from time to time and as necessary, make any additions or variations to the Shares Subscription and Buy-back Agreement, and agree to guarantee payment of the Buy-back Price as so amended or varied in accordance with the terms of the this Agreement.

5.	Payments

5.1	All sums payable by the Guarantors under this Agreement shall be paid in full to Artelliq in the currency in which the Buy-back Price are payable, free and clear of any deductions or withholdings of any kind, except for those required by any law or regulation binding on the Guarantors.

5.2	If the Guarantors are required by law or regulation to make any deduction or withholding from any payment under this Agreement, it shall also pay whatever additional amount is necessary to ensure that Artelliq receives the full amount otherwise receivable had there been no deduction or withholding obligation.

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5.3	If the Guarantors fail to make any payment due to Artelliq under this Agreement by any due date for payment, the Guarantors shall pay default interest on the overdue amount at the rate of five percent (5%) per annum above the UAE Central Bank's base rate from time to time. Such default interest shall accrue on a daily basis from the due date until the date of actual payment of the overdue amount, whether before or after judgment. The Guarantors shall pay the default interest together with the overdue amount.

6.	Costs

6.1	The Guarantors shall on a full indemnity basis pay to Artelliq on demand the amount of all costs and expenses (including legal and out-of-pocket expenses and any value added tax on those costs and expenses) which Artelliq incurs in connection with:
(a)	the preservation, exercise or enforcement of any rights under or in connection with this Agreement or any attempt to do so; and
(b)	any discharge or release of this Agreement.

6.2	Each Party shall pay its own costs in connection with the negotiation, preparation, and execution of this Agreement, and all documents ancillary to it.

7.	Guarantors’ representations and warranties

7.1	Each of the Guarantors represents and warrants to Artelliq that:
(a)	where applicable, it is a duly incorporated limited liability company validly existing under the law of its jurisdiction of incorporation and it has the power to own its assets and carry on its business as it is being conducted;
(b)	it has all requisite power and authority, and has taken all necessary action, to enable it to enter into, deliver and perform its obligations under this Agreement;
(c)	its obligations under this Agreement shall, when executed, constitute legal, valid, and binding obligations enforceable in accordance with the terms of this Agreement;
(d)	it does not require the consent, approval or authority of any other person to enter into or perform its obligations under this Agreement;
(e)	its entry into and performance of its obligations under this Agreement will not constitute any breach of or default under any contractual, governmental or public obligation binding on it; and
(f)	it is not engaged in any litigation or arbitration proceedings which might affect its capacity or ability to perform its obligations under this Agreement and, to the best of its knowledge, no such legal or arbitration proceedings have been threatened or are pending against it.

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8.	General provisions

8.1	Assignment and other dealings.
(a)	Subject to Clause 8.1(b), a Party shall not assign, transfer, subcontract, or deal in any other manner with any or all of its rights and obligations under this Agreement without Artelliq's prior written consent.
(b)	Artelliq may at any time assign, transfer, charge or deal in any other manner with any or all of its rights under this Agreement.

8.2	Confidentiality.
(a)	Each Party may disclose another party's confidential information as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.
(b)	No party shall use any other party's confidential information for any purpose other than to perform its obligations under this guarantee.

8.3	Entire agreement. This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

8.4	Variation. No variation of this Agreement shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

8.5	Waiver.
(a)	A waiver of any right or remedy under this Agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.
(b)	No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

8.6	Severance.
(a)	If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement.
(b)	If any provision or part-provision of this Agreement is deemed deleted under clause 8.6(a), the Parties shall negotiate in good faith to agree a replacement provision that, to the greatest extent possible, achieves the intended commercial result of the original provision.

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8.7	Notices.
(a)	Any notice under or in connection with this Agreement shall be in English and legible writing and shall be delivered personally or by a reputable commercial courier, or by email to the respective address given below or at such other address as the Party to be served may have notified the others for the purposes of this Agreement:
(i)	Artelliq

Address: XX XXX XXXXX, Dubai, UAE

Attention to: Abdullah Sharafi

E-mail:

(ii)	QIND (QUALITY INDUSTRIAL CORP.)

Address: 315 Montgomery Street, San Francisco, 94104 California, USA

Attention to: John-Paul Backwell

E-mail: xxxxxxx@xxxxxxxx.com

(iii)	Guarantor (ILUSTRATO PICTURES INTERNATIONAL INC.)

Address: 26 Broadway, New York, 10004 New York, USA Attention to: Nicolas Link

E-mail: xxxxxxxx@xxxxxxxx.com

(iv)	Guarantor (QUALITY INTERNATIONAL CO LTD FZC)

Address: 6C-02, Hamriyah Free Zone, Phase 2, Sharjah, UAE

Attention to: Saseendran Kodapully Ramakrishnan

E-mail:

(v)	Guarantor (SASEENDRAN KODAPULLY RAMAKRISHNAN)

Address:

E-mail:

(b)	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution which may stipulate other manners of communication.

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8.8	Third party rights. This Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

8.9	Governing law. This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with English law.

8.10	Jurisdiction. Each Party irrevocably agrees, subject as provided below, the courts of the Dubai International Financial Centre shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation. Nothing in this clause shall limit the right of Artelliq to take proceedings against any one or all of the Guarantors in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

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THIS AGREEMENT has been executed and takes effect on the date stated at the beginning of it.

QIND

Signed by /s/ John-Paul Backwell

John-Paul Backwell, Chief Executive Officer

for and on behalf of

QUALITY INDUSTRIAL CORP.

In the presence of:

 /s/ Louise Bennett

Name of Witness: Louise Bennett

ARTELLIQ

Signed by /s/ Abdullah Sharafi

Abdullah Sharafi, Managing Director

for and on behalf of

ARTELLIQ SOFTWARE TRADING

In the presence of:

/s/

Name of Witness:

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GUARANTOR

Signed by /s/ Nicolas Link

Nicolas Link, Chief Executive Officer

for and on behalf of

ILUSTRATO PICTURES INTERNATIONAL INC.

In the presence of:

/s/ Louise Bennett

Name of Witness: Louise Bennett

GUARANTOR

Signed by /s/ Saseendran Kodapully Ramakrishnan

Saseendran Kodapully Ramakrishnan

Managing Director

for and on behalf of

QUALITY INTERNATIONAL CO LTD FZC

In the presence of:

/s/

Name of Witness:

GUARANTOR

Signed by /s/ Saseendran Kodapully Ramakrishnan

SASEENDRAN KODAPULLY RAMAKRISHNAN

In the presence of:

/s/

Name of Witness:

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